                                                                    EXHIBIT 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 10, 1997 included in EVI, Inc.'s (the "Company") Form 10-K/A for the year ended December 31, 1996, as supplemented in the Company's Form 8-K dated October 20, 1997, and to all references to our Firm included in this Registration Statement.


/s/  ARTHUR ANDERSEN LLP

Arthur Andersen LLP


Houston, Texas
January 15, 1998